Exhibit 99.1

MESTEK, INC.

260 North Elm Street, Westfield, MA 01085 (413) 568-9571 www.mestek.com

	Contact: John E. Reed
Westfield Massachusetts	(413) 568-9571
April 3, 2006

Mestek today reported its full year 2005 results of operations:

MESTEK INC. (MCC)	EARNINGS DIGEST

Twelve months ended December 31:
	2005	2004

Revenues from Continuing Operations	$372,295,000	$356,698,000

Net Income from Continuing Operations Before Unusual Items	$5,325,000	$3,677,000
Plus Environmental Litigation/Remediation Credits (net of tax)	9,000	11,530,000
Plus Tax Benefits Related to Subsidiary Bankruptcy	---	5,800,000
(Less) Plant Shutdown and Other Restructuring Charges (net of tax)	(1,355,000)	(1,163,000)
(Less) Subsidiary Bankruptcy Professional Fees (net of tax)	(240,000)	(5,868,000)
Plus Non-Operating Gains (net of tax)	---	1,300,000
Net Income from Continuing Operations (GAAP Financial Measure)	3,739,000	15,276,000
Net Income from Discontinued Operations	3,713,000	6,258,000
Net Income	$7,452,000	$21,534,000

Basic Earnings per Share:
Net Income from Continuing Operations Before Unusual Items	$0.61	$0.43
Plus Environmental Litigation/Remediation Credits (net of tax)	---	1.33
Plus Tax Benefits Related to Subsidiary Bankruptcy	---	0.67
(Less) Plant Shutdown and Other Restructuring Charges(net of tax)	(0.15)	(0.13)
(Less) Subsidiary Bankruptcy Professional Fees (net of tax)	(0.03)	(0.68)
Plus Non-Operating Gains	---	0.15
Net Income from Continuing Operations (GAAP Financial Measure)	0.43	1.77
Net Income from Discontinued Operations	0.43	0.72
Net Income	$0.86	$2.49

Diluted Earnings per Share:
Net Income from Continuing Operations Before Unusual Items	$0.61	$0.42
Plus Environmental Litigation/Remediation Credits (net of tax)	---	1.33
Plus Tax Benefits Related to Subsidiary Bankruptcy	---	0.67
(Less) Plant Shutdown and Other Restructuring Charges (net of tax)	(0.15)	(0.13)
(Less) Subsidiary Bankruptcy Professional Fees (net of tax)	(0.03)	(0.68)
Plus Non-Operating Gains	---	0.15
Net Income from Continuing Operations (GAAP Financial Measure)	0.43	1.76
Net Income from Discontinued Operations	0.43	0.72
Net Income	$0.86	$2.48

John E Reed, Chairman and CEO indicated as follows:

Net Income from Continuing Operations Before Unusual Items was up 45% year over year reflecting improved HVAC sales and margins. While this improvement is welcome it comes short of our financial goals and we are now making a serious effort to improve return on investment in 2006